EXECUTION COPY

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

AMENDMENT NO. 1 (this “Amendment”) dated as of August 29, 2003 to the Stock Purchase Agreement (as defined below) by and among BROOKFIELD LIFE ASSURANCE CO., LTD., a Bermuda corporation (“Brookfield”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GECC”), GE CAPITAL ASIA INVESTMENTS, a Delaware corporation (“GE Capital Asia”), GE FINANCIAL ASSURANCE HOLDINGS, INC., a Delaware corporation (“GEFAHI”; together with Brookfield, GECC and GE Capital Asia, the “Sellers”) and AMERICAN INTERNATIONAL REINSURANCE COMPANY, LTD., a Bermuda corporation (the “Acquiror”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS the Sellers and the Acquiror are parties to a Stock Purchase Agreement dated as of June 26, 2003 (the “Stock Purchase Agreement”); and

WHEREAS the Sellers and the Acquiror desire to amend the Stock Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

Section 1. Amendments. The Stock Purchase Agreement is hereby amended as follows:

(a) Section 7.06(c)(i) of the Stock Purchase Agreement is hereby amended by adding the following sentence to the end thereof: “If, after June 26, 2003 and before the Closing Date, a party to a swap or other derivative contract to which GE Edison is a party (such other party, the “Counterparty”) transfers to the Acquiror or any of the Acquiror’s Affiliates the Counterparty’s position in or rights under such contract, and if such transfer would be an Extraordinary Action if effected on or after the Closing Date, then the transfer shall be treated as an Extraordinary Action for purposes of this Section 7.06(c).”

(b) The Disclosure Schedule is hereby amended by deleting Schedules 2.03, 3.04(c), 3.11(d), 3.18(ii), 5.07, 5.08 and 8.02(b) thereof and replacing them in their entirety with Schedules 2.03, 3.04(c), 3.11(d), 3.18(ii), 5.07, 5.08 and 8.02(b) to this Amendment.

Section 2. Reference to and Effect in the Stock Purchase Agreement.

(a) Upon the date hereof, each reference in the Stock Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Stock Purchase Agreement shall mean and be a reference to the Stock Purchase Agreement as amended hereby.

(b) Except as specifically amended above, the Stock Purchase Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of either party to the Stock Purchase Agreement.

Section 3. Representations and Warranties of the Seller. The Sellers represent and warrant to the Acquiror as follows:

(a) Organization, Standing and Power. Each of the Sellers (i) is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has the necessary corporate power and authority to execute, deliver and perform this Amendment.

(b) Authority. The execution, delivery and performance of this Amendment by each of the Sellers has been duly authorized by all requisite action on the part of such Seller and its shareholders. This Amendment constitutes the legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4. Representations and Warranties of the Acquiror. The Acquiror represent and warrant to the Sellers as follows:

(a) Organization, Standing and Power. The Acquiror (i) is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has the necessary corporate power and authority to execute, deliver and perform this Amendment.

(b) Authority. The execution, delivery and performance of this Amendment by the Acquiror has been duly authorized by all requisite action on the part of the Acquiror and its shareholders. This Amendment constitutes the legal, valid and binding obligation of the Acquiror, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Amendment is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Amendment shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Amendment be consummated as originally contemplated to the greatest extent possible.

Section 6. Entire Amendment. This Amendment constitutes the entire agreement of the parties hereto with respect to the amendments to the Stock Purchase Agreement contemplated hereby and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the Sellers and/or their respective Affiliates, on the one hand, and the Acquiror and/or its Affiliates, on the other hand, with respect to such amendments.

Section 7. No Third-Party Beneficiaries. This Amendment is for the sole benefit of the parties to this Amendment and their permitted successors and assigns and nothing in this Amendment, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES OF SUCH STATE THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS AMENDMENT TO THE LAWS OF ANOTHER JURISDICTION.

Section 9. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties to each this Amendment, in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Sellers and the Acquiror have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

BROOKFIELD LIFE ASSURANCE CO., LTD.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

GE CAPITAL ASIA INVESTMENTS

By:
Name:
Title:

GE FINANCIAL ASSURANCE HOLDINGS, INC.

By:
Name:
Title:

AMERICAN INTERNATIONAL REINSURANCE COMPANY, LTD.

By:
Name:
Title:

5